Exhibit 4.15


                           SHARE PURCHASE AGREEMENT
                           ------------------------

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") made as of the _____ day of December, 2000, by and among, First Isratech Fund LP (hereinafter referred to as "LP"), First Isratech Fund LLC (hereinafter referred to as "LLC"), And First Isratech Company Norway AS (hereinafter referred to as "AS") (jointly and severally hereinafter referred to as the "Sellers") and Aryt Industries Ltd. (Reg. No. 52-003335-8), a public company, duly organized and validly existing under the laws of the State of Israel (hereinafter referred to as the "Buyer" or "Aryt") (the Company, Sellers, and Buyer shall be hereinafter collectively referred to as the "Parties")

                             W I T N E S S E T H:

WHEREAS: Sensotech Ltd. (Reg. No. 51-222941-0), is a private company duly organized and validly existing under the laws of the State of Israel, which is engaged, inter-alia, in the development, manufacture and marketing of intelligent, non-contact sensing equipment (the "Company"); and

WHEREAS Sellers hold and own in the aggregate 1,393 shares; 749 Common shares and 644 Common "A" Shares, in the Company, constituting together approximately 16.36% of all the outstanding shares in the Company(13.8% on a fully diluted basis), which are free and clear of all liens, pledges, security interests and encumbrances of whatever nature or any other claims, except as is expressly stipulated in the attached Schedule A ("the SHARES"); and

WHEREAS Buyer owns 2,129 Preferred Shares (as defined in the Company's Articles of Association) in the Company; constituting approximately 25% of all the outstanding shares in the Company. Buyer declares that except for the Buyer, there are no holders of Preferred Shares in the Company;

WHEREAS Buyer desires to buy from Sellers all their SHARES in the Company, free and clear of all liens, pledges, security interests and encumbrances of whatever nature or any other claims, and Sellers desire to sell and transfer same to Buyer, upon terms and conditions herein set forth.

             NOW, THEREFORE, the parties hereto agree as follows:

1.   PURCHASE AND SALE
     -----------------

     1.1. Subject to the conditions set forth herein, on the Closing Date (as defined hereinafter) Sellers shall sell and transfer to Buyer all the Shares free and clear of all liens, pledges, security interests and encumbrances of whatever nature or any other claims for a consideration of $960,000 (Nine Hundred and Sixty Thousand United States Dollars) ("the Purchase Price"). The Purchase Price shall be allocated among the individual Sellers pursuant to the attached Schedule 1.1.
                     -------------

     1.2. In addition, IsraTech Management LLC (hereinafter referred to as "LLC")shall assign and transfer to Buyer, all its rights to receive any payment for management fees or related payments from the Company for a consideration of $40,000 (Forty Thousand United States Dollars) as set forth in article 2.3 herein.

2.   CONSIDERATION
     -------------

     2.1. In consideration for the sale, transfer and assignment of the Shares, and all Sellers' undertakings, representations and warranties contained herein, Buyer shall deliver and pay to Sellers the Purchase Price. Such payment shall be affected not later than September 30, 2003.

     2.2. As security for the full payment of the Purchase Price, Buyer shall deliver to the Sellers on the Closing Date, a duly signed debenture issued by Buyer to Sellers in principal amount of $960,000 (Nine Hundred and Fifty Thousand United States Dollars), in the form attached hereto as Schedule 2.1 ("the Debenture").
                                           ------------
            Buyer will register the Debenture with the Companies Registrar in Israel. The costs of registration, stamp duty and all other expenses relating to registration, will be borne by the Buyer.

     2.3. For the avoidance of doubt, it is hereby clarified that following consummation of the Closing hereunder, Buyer's obligation to pay to the Sellers the Purchase Price shall be considered as independent and irrevocable obligation, which shall not be affected by any circumstances, including without limitation any change whatsoever in the share price of the Company or any development in its business.

     2.4. In consideration for ITM's rights to receive management fees or related payments from the Company, Buyer shall pay to ITM, an amount of $40,000 (Forty Thousand United States Dollars) on the Closing date.

3.   AUTHORIZATION OF AGREEMENT
     --------------------------

     3.1. The execution, delivery and performance of this Agreement by Sellers have been duly authorized and approved by each of the Sellers' Board of Directors or any other applicable organ, which have taken, or will take, prior to the Closing Date all actions required by law to authorize the execution, delivery and performance of this Agreement and all other documents, certificates and actions as may be required of Sellers to consummate the transactions contemplated hereby.

     3.2. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and approved by Buyer's Board of Director or any other applicable organ, which have taken, or will take, prior to the Closing Date all actions required by law or by the Buyer's Articles of Association to authorize the execution, delivery and performance of this Agreement and all other documents, certificates and actions as may be required of Buyer to consummate the transactions contemplated hereby.

4.   CLOSING
     -------

     4.1.   Closing Time, Date and Location

            The Closing shall take effect at the offices of Rebhan, Mann & Co., 2 Bloch St. Tel-Aviv, Israel, on December ____, 2000, at 10:30 a.m. Israeli Standard Time, or at such other time and place as the parties shall agree in writing (the "Closing Date").

     4.2.   The Closing
            -----------

            All actions at the Closing and all transactions occurring at the Closing shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

     4.3.   Buyer Actions
            -------------

            At the Closing, the Buyer shall deliver or cause to be delivered to Sellers:

            4.3.1. A copy of a resolution of the Company's Board of Directors approving the sale and transfer of the SHARES from Sellers to the Buyer and all transactions contemplated hereby, in the form attached hereto as Schedule 4.3.1;
                                                --------------

            4.3.2. The Debenture duly signed by Buyer as evidence of and collateral for the obligations of Buyer pursuant to
                    Section 2.1; and

            4.3.3. The required documents duly signed by Buyer for the registration of the Pledge within the Companies Registrar, in the form attached hereto as Schedule 4.3.3;
                                                   --------------

            4.3.4. A counterpart of this Agreement and any ancillary documents referred to herein duly executed by the Buyer; and

            4.3.5. A written notice of appointing the Buyer's representatives to the Company's Board of Directors (the "Board of Directors") in the form attached hereto as Schedule 4.3.5.
                                                               ---------------
                    [to be provided]; and
                    ----------------

            4.3.6. A certification of a bank wire transfer made to ITM in the amount of $40,000 (Forty Thousand United States Dollars), for the rights of ITM to receive management fees or related payments from the Company.

     4.4.   Sellers' Actions
            ----------------

            At or prior to the Closing, the Sellers shall deliver or cause to be delivered to the Buyer:

            4.4.1. A copy of a resolution of the Company's Board of Directors approving the sale and transfer of the SHARES from Sellers to the Buyer and all transactions contemplated hereby, in the form attached hereto as Schedule 4.4.1; and
                                                --------------

            4.4.2. Validly executed Share Transfer Deeds covering the sale and transfer of the SHARES from each of the Sellers to the Buyer in the form attached hereto as Schedule 4.4.3; All
                                                         --------------
                    Share Transfer Deeds shall be signed by Buyer on the Closing date.

            4.4.3. Validly executed Certificates of Shares, if available, in respect of the sold SHARES issued on the name of each of the Sellers. The above Share Transfer Deeds and Share Certificates shall be held in trust by Fidelio Ltd., a trust company of Rebhan, Mann and Co. Advocates, of 2 Bloch St., Tel-Aviv, which shall hold and handle them pursuant to the provisions of the debenture Schedule 2.1.

            4.4.4. A Letter of Assignment in respect of Sellers rights to receive management fees or related payments from the Company, in the Form attached hereto as Schedule 4.4.4.
                                                            --------------

            4.4.5. A written notice of resignation of the Sellers' representative to the Board of Directors in the form attached hereto as Schedule 4.4.5.
                                       --------------

     4.5. Upon consummation of the Closing, as detailed above, and subject to the Sellers liabilities to the representation set forth in section 7 below, the Sellers shall be deemed to have fulfilled all of their undertakings to sell and transfer the SHARES to Buyer pursuant to the provisions of this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF SELLERS
     -----------------------------------------

     Each of the Sellers, hereby jointly and severally, represents and warrants to the Buyer, and acknowledges that the Buyer is entering into this Agreement in reliance thereon, as follows:

     5.1.   Ownership of Shares
            -------------------

            A complete and correct list of the shareholdings of each of the Sellers, immediately prior to and following the Closing is set forth in Schedules 5.1(a) to (b) respectively. The Sellers are the
                     ----------------    ----------------
            lawful owners of all of the SHARES and none of the Sellers own any other shares, options or other rights to subscribe for, purchase or acquire any security of the Company. All the SHARES were fully paid and non-assessable. All the SHARES are free and clear of any liens, pledges, security interests, encumbrances or any other third party rights whatsoever.

     5.2.   Agreements
            ----------

            Except for the agreements attached and listed in Schedule 5.2,
                                                             ------------
            none of the Sellers is a party to any agreement, obligation or commitment, with respect to: (i) the election of any individual or individuals to the Board of Directors of the Company; (ii) any voting agreement or other arrangement among the Company's shareholders; or (iii) any agreement with the Company.

     5.3.   Authorization
            -------------

            All legal actions on the part of each of the Sellers necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of each of the Sellers at the Closing, shall constitute the valid and legally binding obligations of such shareholder, legally enforceable against it in accordance with its terms. No legal, contractual or other impediment known to the Sellers would prevent them from entering into and fully complying with their obligations herein.

     5.4.   No Breach
            ---------

            Except as described in Schedule 5.4 hereto, as of the Closing,
                                   ------------
            neither the execution and delivery of this Agreement nor compliance by any of the Sellers with the terms and provisions hereof, will conflict with, or result in a material breach or violation of, any of the terms, conditions or provisions of the Governing Instruments, Agreements or Laws and Regulations.

     5.5.   Effectiveness; Survival
            -----------------------

            Each representation herein on behalf of the Sellers is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect until the second anniversary of the Closing, and in no event the liability of the Sellers to such representations shall exceed the amount actually paid to them by the Buyer pursuant to this Agreement.

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER
     -------------------------------------------

     The Buyer hereby represents and warrants to the Sellers and acknowledges that the Sellers are entering into this Agreement in reliance thereon, as follows:

     6.1.   Organization
            ------------

            It is duly organized, validly existing and in good standing under the laws of the State of Israel.

     6.2.   Enforceability
            --------------

            This Agreement and the agreements to be executed by the Buyer under this Agreement, when executed and delivered by the Buyer, will constitute the valid, binding and enforceable obligations of the Buyer, legally enforceable against the Buyer in accordance with its terms.

     6.3.   Authorization
            -------------

            The execution, delivery and performance of the obligations of the Buyer hereunder have been duly authorized by all necessary corporate action prior to the Closing and would not be precluded under any agreement or restrictive covenant entered into by the Buyer. No legal, contractual or other impediment known to the Buyer would prevent him from entering into and fully complying with his obligations herein.

     6.4.   Financial Resources
            -------------------

            The Buyer has the financial resources required to fulfill all of its financial obligations under this Agreement. The Buyer is not expected to any material change in the condition (financial or otherwise) or business of the Buyer, which may adversely affect its ability to complete all his financial obligations as set forth above.

     6.5.   No Breach
            ---------

            Except as described in Schedule 6.5 hereto, as of the Closing,
                                   ------------
            neither the execution and delivery of this Agreement nor compliance by any of the Sellers with the terms and provisions hereof, will conflict with, or result in a material breach or violation of, any of the terms, conditions or provisions of the Governing Instruments, Agreements or Laws and Regulations.

     6.6.   Buyer, being a shareholder of the Company, is familiar with the
     ----
            Company and its business. Accordingly, Buyer has not required in relation to this Agreement from the Sellers and the Sellers have not provided to Buyer any representations and/or information concerning the Company and its state of affairs.

7.   Miscellaneous
     -------------

     7.1.   Notices
            -------

            Notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

------------------------------------------------------------------------------

            if to a Buyer to:                if to Seller:

            Aryt Industries Ltd.             IsraTech Management LLC_________

            7 Haplada St.                    Attn: Philip Aaronberg_________

            Or Yehuda, 60218                 11 Cross Keys Close London WIM
                                             5FY, England
            Tel.: (03) 538-8604
                                             Tel.:
            Fax: (03) 533-9223
                                             Facsimile: _________
------------------------------------------------------------------------------


            or such other address with respect to a party as such party shall notify by ten (10) days advance written notice to each other party in writing as above provided. Any notice sent in accordance with this Section shall be effective: (i) if mailed, five (5) business days after mailing; (ii) if sent by messenger, upon delivery; and
            (iii) if sent via telecopier, upon transmission and telephone confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and telephone confirmation of receipt.

     7.2.   Notice to Current Shareholders
            ------------------------------

            Buyer declares that prior to signature of this Agreement, the Company has given notices, as attached in Schedule 7.2 hereto, to
                                                               ---
            the current shareholders of the Company, advising them on the transaction contemplated under this Agreement. Buyer acknowledges, that should any of the shareholders wish to exercise his first refusal right ("the Interested Shareholder") pursuant to the previous Articles of Association dated __________ (the "Previous Articles"), Buyer shall sell and transfer on his account to the Interested Shareholder all shares, which the Interested Shareholder is entitled to purchase, pursuant to the provisions of the previous Articles.

     7.3.   Delays or Omissions
            -------------------

            No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     7.4.   Severability
            ------------

            If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     7.5.   Counterparts
            ------------

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

     7.6.   Governing law and venue
            -----------------------

            This Agreement shall be deemed to have been made and concluded in Israel, and the construction, validity and performance of this Agreement shall be governed by the laws of the State of Israel.

            All disputes arising hereunder shall be submitted exclusively to the Jurisdiction of the competent Courts in Tel-Aviv.

IN WITNESS WHEREOF, the parties have signed this Agreement, in one or more counter pages, as of the date first hereinabove set forth.

First Isratech Fund LP                               ARYT INDUSTRIES LTD.
By: /s/  Zwi Vromen                                  By: /s/  Schmuel Bachar
    ---------------                                      -------------------
Title: ____________                                  By: /s/  Ram Eckhaus
                                                         ----------------
                                                     Title: ___________________


First Isratech Fund LLC
By: /s/  Zwi Vromen
    ---------------
Title: ____________


First Isratech Company Norway AS
By: /s/  Zwi Vromen
    ---------------
Title: ____________

I agree to the above


/s/  Zwi Vromen
---------------
IsraTech Management LLC